                                                REGISTRATION STATEMENT NO. _____

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                               CONCEPTRONIC, INC.
             (Exact Name of Registrant as Specified in Its Charter)

DELAWARE                                                              02-0413153
(State or Other Jurisdiction                                    (I.R.S. Employer
of Incorporation or Organization)                            Identification No.)

                                   6 POST ROAD
                         PORTSMOUTH, NEW HAMPSHIRE 03801
                    (Address of Principal Executive Offices)
                  --------------------------------------------

                    CONCEPTRONIC, INC. 1991 STOCK OPTION PLAN
                            (Full Title of the Plan)

               ---------------------------------------------------
                                 WILLIAM D. GRAY
                SECRETARY, TREASURER AND CHIEF FINANCIAL OFFICER
                               CONCEPTRONIC, INC.
                                   6 POST ROAD
                         PORTSMOUTH, NEW HAMPSHIRE 03801
                     (Name and Address of Agent for Service)
                                 (603) 431-6262
          (Telephone Number, Including Area Code, of Agent For Service)

===========================================================================================================================
                                             CALCULATION OF REGISTRATION FEE
===========================================================================================================================
                                                     Proposed Maximum        Proposed Maximum
Title of Securities to be       Amount to be          Offering Price            Aggregate                 Amount of
       Registered              Registered (1)           Per Share             Offering Price          Registration Fee
---------------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$.01 per share                625,000 shares
---------------------------------------------------------------------------------------------------------------------------
Shares Underlying
Options Granted               435,000 shares         $2.50 - $6.50 (2)        $1,394,812.50 (2)            $278.96
---------------------------------------------------------------------------------------------------------------------------
Shares Underlying
Options Available for
Grant                         190,000 shares                 $5.75 (3)        $   1,092,500 (3)            $218.50
---------------------------------------------------------------------------------------------------------------------------
TOTAL:                        600,000 shares                                  $2,487,312.50                $497.46
===========================================================================================================================

(1)  Plus, in accordance with Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), such indeterminate number of shares as may become subject to options under the Conceptronic, Inc. 1991 Stock Option Plan
     (the "Plan") as a result of the adjustment provisions therein.

(2)  The registration fee for shares of Common Stock issuable upon exercise of outstanding options under the Plan was calculated pursuant to Rule 457(h) of the Securities Act using the prices at which such options may be exercised.

(3)  Estimated solely for the purpose of determining the amount of the registration fee and, pursuant to Rules 457(c) and
     457(h) of the Securities Act, based upon the average of the bid and asked prices of the Common Stock reported by the
     National Association of Securities Dealers, Inc. on January 3, 1997.


Approximate date of commencement of proposed sale to the public: The Common Stock obtained upon the exercise of options issued pursuant to the Plan may be offered and sold by the holders thereof from time to time after the effectiveness of this Registration Statement.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


ITEM 1. PLAN INFORMATION.*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

----------------------------

* Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, filed by Conceptronic, Inc. (the "Company") with the Commission pursuant to the Securities Exchange Act of 1934 (the "1934 Act"), are hereby incorporated by reference:

     1. The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995;

     2. The Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 1996;

     3. The Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended June 30, 1996;

     4. The Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended September 30, 1996;

     5.   The Company's Current Report on Form 8-K, dated November 20, 1996; and

     6. The description of the Company's Common Stock contained in the Registration Statement on Form 8-A dated October 15, 1991, filed pursuant to Section 12 of the Exchange Act (Commission File No. 0-19589).

     Each document filed subsequent to the date of this Registration Statement pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and shall be part hereof from the date of filing of such document; provided, however, that the documents enumerated above or subsequently filed by the Company pursuant to Section 13 of the 1934 Act prior to the filing with the Commission of the Company's most recent Annual Report on Form 10-KSB shall not be incorporated by reference in this Registration Statement or be a part from and after the filing of such Annual Report on Form 10-KSB.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Delaware General Corporation Law, Section 102(b)(7), enables a corporation in its original certificate of incorporation, or an amendment thereto validly approved by stockholders, to eliminate or limit personal liability of members of its Board of Directors for violations of a director's fiduciary duty of care. However, the elimination or limitation shall not apply where there has been a breach of the duty of loyalty, failure to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase which is deemed illegal or obtaining an improper personal benefit. The Company's Certificate of Incorporation, as amended, includes the following language.

             "To the maximum extent permitted by Section 102(b)(7) of the General Corporation Laws of Delaware, a director of this corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit."

     Delaware General Corporation Law, Section 145, permits a corporation organized under Delaware law to indemnify directors and officers with respect to any matter in which the director or officer acted in good faith and in a manner he reasonably believed to be not opposed to the best interests of the corporation, and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful. The Bylaws of the Company include the following provision:

             "Reference is made to Section 145 and any other relevant provisions of the General Corporation Law of the State of Delaware. Particular reference is made to the class of persons, hereinafter called "Indemnitees", who may be indemnified by a Delaware corporation pursuant to the provisions of such Section 145, namely, any person or the heirs, executors, or administrators of such person, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such person is or was a director, officer, employee, or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee, or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise. The Corporation shall, and is hereby obligated to, indemnify the Indemnitees, and each of them, in each and every situation where the Corporation is obligated to make such indemnification pursuant to the aforesaid statutory provisions. The Corporation shall indemnify the Indemnitees, and each of them, in each and every situation where, under the aforesaid statutory provisions, the Corporation is not obligated, but is nevertheless permitted or empowered, to make such indemnification, it being understood that, before making such indemnification with respect to any situation covered under this sentence, (i) the Corporation shall promptly make or cause to be made, by any of the methods referred to in Subsection (d) of such Section 145, a determination as to whether each Indemnitee acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, in the case of any criminal action or proceeding, had no reasonable cause to believe that his conduct was lawful, and (ii) that no such indemnification shall be made unless it is determined that such Indemnitee acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, in the case of any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful."

     A Registration Rights Agreement to which the Company is a party also provides for indemnification of the Company's directors, officers and controlling persons under circumstances.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

4(a). Certificate of Incorporation of Conceptronic, Inc. (incorporated by reference to Exhibit 3a to the Company's Registration Statement on Form S-18 (Registration No. 33-43191B)).

4(b). Amendment to Certificate of Incorporation of Conceptronic, Inc., as executed November 15, 1996 (filed herewith).

4(c). Certificate of Designation Establishing Class A Common Stock of Conceptronic, Inc., as executed November 15, 1996 (filed herewith).

4(d) Bylaws, as amended of Conceptronic, Inc. (incorporated by reference to Exhibit 3a to the Company's Registration Statement on Form S-18 (Registration No. 33-43191B)).

4(e).   Conceptronic, Inc. 1991 Stock Option Plan, as amended (filed herewith).

5(a).   Opinion of Robinson & Cole regarding legality (filed herewith).

23(a).  Consent of KPMG Peat Marwick LLP (filed herewith).

23(b).  Consent of Robinson & Cole (contained in Exhibit 5).

24.     Power of Attorney (filed herewith as part of the Signature Page).


     The Registrant undertakes to submit the Plan, and any amendments thereto, to the Internal Revenue Service in a timely manner and to make all changes required by the Internal Revenue Service in order to qualify the Plan.

ITEM 9. UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

               (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement;

               (iii) Include any additional or changed material information to the plan of distribution.

          (2) For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

          (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

          (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portsmouth, State of New Hampshire, on this 6th day of January, 1997.

                                                   CONCEPTRONIC, INC.


                                                   By: /s/ Rainer H. Bosselmann
                                                      -------------------------
                                                      Rainer H. Bosselmann
                                                      Chairman of the Board and
                                                      Chief Executive Officer



                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Rainer H. Bosselmann and Richard A. Krantz his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes may lawfully do and cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on January 6, 1997 in the capacities indicated.


      Signature                                     Title
      ---------                                     -----

/s/ Rainer H. Bosselmann                    Principal Executive Officer,
----------------------------                and Director
Rainer H. Bosselmann


/s/ William D. Gray                         Principal Financial Officer and
----------------------------                Principal Accounting Officer
William D. Gray



/s/ William A. Barker                       Director
----------------------------
William A. Barker



/s/ James D. Gerson                         Director
----------------------------
James D. Gerson



                                            Director
----------------------------
Daniel J. McCarthy



/s/ Richard S. Perkins, Jr.                 Director
----------------------------
Richard S. Perkins, Jr.



/s/ Garry A. Prime                          Director
----------------------------
Garry A. Prime



/s/ John A. Rolls                           Director
----------------------------
John A. Rolls

                                INDEX TO EXHIBITS
                                -----------------


EXHIBIT NO.       EXHIBIT
-----------       -------

4(b).          Amendment to Certificate of Incorporation of
               Conceptronic, Inc., as executed November 15, 1996.

4(c).          Certificate of Designation Establishing Class A
               Common Stock of Conceptronic, Inc., as executed
               November 15, 1996.

4(e). Conceptronic, Inc. 1991 Stock Option Plan, as amended.

5(a).          Opinion of Robinson & Cole regarding legality.

23(a).         Consent of KPMG Peat Marwick LLP.

23(b).         Consent of Robinson & Cole (contained in Exhibit
               5).

24. Power of Attorney (filed herewith as part of the Signature Page).